UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Explanatory Note

Carbonite, Inc. (the “Company”) hereby amends its Current Report on Form 8-K ("Initial Form 8-K"), originally filed on January 31, 2017, related to the acquisition of Double-Take Software, Inc. (“Double-Take”) as contemplated by that certain Stock Purchase Agreement, dated as of January 31, 2017, by and among Vero Parent, Inc., Double-Take, Vision Solutions, Inc. and the Company. The Company is filing this Form 8-K/A for the purpose of including the required financial statements and pro forma financial information in accordance with the requirements of Item 9.01 of Form 8-K. The financial statements and information filed within this Form 8-K/A should be read in conjunction with the Initial Form 8-K.

Item 9.01 (a), (b) and (d)	Financial Statements and Exhibits.

23.1 *	Consent of Independent Auditors
99.3 *	Audited consolidated financial statements of Double-Take as of October 31, 2016 and October 31, 2015 and for the years ended October 31, 2016 and October 31, 2015
99.4 *	Unaudited pro forma condensed combined financial statements

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on April 18, 2017.

CARBONITE, INC.

By:	/s/ Anthony Folger
Name:	Anthony Folger
Title:	Chief Financial Officer